FOR IMMEDIATE RELEASE
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ELITE PHARMACEUTICALS COMPLETES $3 MILLION BOND PLACEMENT

         NORTHVALE, N.J.  Sept. 23, 1999. /PRNewswire/ --  Elite Pharmaceuticals, Inc. (OTC Bulletin Board:  ELIP,
ELIPZ)  completed the issuance of tax exempt bonds by the New Jersey Economic Development Authority on September
2, 1999.  The aggregate principal proceeds of the fifteen year term bonds were $3,000,000, and net of offering costs equaled $ 2,806,440. The proceeds are to be used by the Company to refinance the real property and building the Company currently owns, and for the purchase of certain manufacturing equipment and related building improvements.

Last quarter Elite completed a private placement of $4,462,500 which it intends to use to fund the working capital requirements, including conducting clinical studies and product development with the object of obtaining FDA approval.

Elite specializes in the development of oral drug delivery systems and to date has been issued three US patents.
Last year Elite moved its operations to an expanded facility in Northvale, New Jersey, which will accommodate
Elite's intention to manufacture pharmaceutical products in sufficient quantities to seek FDA approval of drug products.

All statements other than statements of historical fact contained in this Press Release are forward-looking statements.  Forward-looking statements in this Press Release generally are accompanied by words such as "intend,"
*anticipate,* *believe,* "estimate," "project," or "expect" or similar statements.  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove correct.  Factors that could cause the Company*s results to differ materially from the results discussed in such forward-looking statements include the risks described in the prospectus of ELIP.
All forward-looking statements in this Press Release are expressly qualified in their entirety by the cautionary statements in this paragraph.

         Please visit the Company's web site at: http: www.elitepharma.com
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